                                                                     EXHIBIT 4.9


                           FIRST AMENDMENT AGREEMENT

         This First Amendment Agreement dated as of June 15, 1995 (this "Amendment") is among (i) The Williams Companies, Inc., a Delaware corporation, Williams Holdings of Delaware, Inc., a Delaware corporation ("WHD"), Northwest Pipeline Corporation, a Delaware corporation, Transcontinental Gas Pipe Line Corporation, a Delaware corporation, Texas Gas Transmission Corporation, a Delaware corporation, and Williams Pipe Line Company, a Delaware corporation (collectively, the "Borrowers"), (ii) the lenders ("Banks") which are parties to the Credit Agreement dated as of February 23, 1995 (the "Credit Agreement") among the Borrowers (other than WHD), the lenders party thereto and Citibank, N.A., as agent (the Agent") under the Credit Agreement and (iii) the Agent. In consideration of the mutual promises contained herein, the Borrowers, the Banks and the Agent agree as set forth herein.

         Section 1. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

                 Section 1.1 Section 1.01. The definitions of "Applicable Margin", "Borrowers" and "Commitment" set forth in Section 1.01 of the Credit Agreement are hereby amended to read as follows:

                 "Applicable Margin" means

         (i) as to any A Advance to any Borrower (other than WPL during such times as WPL is Unrated and WHD during such times as WHD is Unrated), the rate per annum set forth in the following table for the relevant Type of such A Advance and for the relevant Rating Category applicable to such Borrower from time to time:

             Rating                        Eurodollar Rate              Base
            Category                           Advance              Rate Advance
         ------------------                ---------------          ------------
         One                                   .35%                         0
         Two                                   .40%                         0
         Three                                 .45%                         0
         Four                                  .55%                         0
         Five                                  .75%                       .25%
         Six                                  1.125%                      .50%
         Seven                                1.50%                       .75%

         and (ii) for each day during such times as WPL is Unrated, as to any A Advance to WPL, the rate per annum set forth in the following table for the relevant Type of such A Advance and for the relevant amount of the Applicable WPL Debt to TNW Ratio for such day:

             Applicable
            WPL Debt to           Eurodollar Rate               Base
             TNW Ratio                Advance               Rate Advance
            -----------           ---------------           ------------
         Less than .55                      .45%                    0

         .55 or greater and
         less than .60                      .55%                    0

         .60 or greater                     .75%                  .25%

         and (iii) for each day during such times as WHD is Unrated, as to any A Advance to WHD, the rate per annum set forth in the following table for the relevant Type of such A Advance and for the relevant amount of the Applicable WHD Debt to TNW Ratio for such day:

             Applicable
            WHD Debt to           Eurodollar Rate               Base
             TNW Ratio                Advance               Rate Advance
            -----------           ---------------           ------------
         Less than .55                      .45%                    0

         .55 or greater and
         less than .60                      .55%                    0

         .60 or greater                     .75%                  .25%

         The Applicable Margin determined pursuant to clause (i) of this definition for any A Advance to any Borrower shall change when and as the relevant Rating Category applicable to such Borrower changes. Furthermore, the applicability of clause (i) or (ii) of this definition to WPL shall change when and as the status of WPL as Unrated or not Unrated changes, and the applicability of clause (i) or
         (iii) of this definition to WHD shall change when and as the status of WHD as Unrated or not Unrated changes. For example, if WPL borrows on September 15 of a year a Eurodollar Rate Advance with a three month Interest Period and WPL is Unrated from September 15 through October 15 of such year and is not Unrated thereafter, then the Applicable Margin for such Advance will be determined (1) pursuant to the foregoing clause (ii) from September 15 through October 15 of such year (and the Applicable WPL Debt to TNW Ratio (a) for the days from September 15 through September 30 will be the WPL Debt to TNW Ratio on March 31 of such year and (b) for the days after September 30 will be the WPL Debt to TNW Ratio on June 30 of such year), and (2) pursuant to the foregoing clause (i) during the other days of such Interest Period. Furthermore if, in such example, the Rating Category applicable to WPL from October 16 through October 20 was Rating Category Five and thereafter was Rating Category Four, the Applicable Margin for such Advance would be .75% from October 16 through October 20 and .55% thereafter.

                 "Borrowers" means TWC, WHD, NWP, TGPL, TGT and WPL.

                 "Commitment" of any Bank to any Borrower means at any time the lesser of (i) the amount set opposite or deemed (pursuant to clause
         (vii) of the last sentence of Section 8.06(a) and as reflected in the relevant Transfer Agreement referred to in such sentence) to be set opposite such Bank's name for such Borrower on the signature pages hereof (or, in the case of WHD, on the signature pages of the First Amendment Agreement dated as of June 15, 1995 among the Borrowers, the Agent and the Banks) as such amount may be terminated, reduced or increased pursuant to Section 2.04, Section 2.17, Section 6.01 or
         Section 8.06(a), or (ii) the amount of the Commitment of such Bank to TWC at such time.

                 Section 1.01 of the Credit Agreement is hereby further amended by amending the proviso to the definition of "Debt" set forth in such Section
1.01 to read as follows:

                 provided, however, that Debt shall not include any obligation under or resulting from any agreement referred to in paragraph (y) of
         Schedule III, paragraph (y) of Schedule IV, paragraph (y) of Schedule V, paragraph (y) of Schedule VI, paragraph (h) of Schedule VII or paragraph (y) of Schedule VIII or under or resulting from any sale and leaseback referred to in paragraph (aa) of Schedule III, paragraph
         (aa) of Schedule IV, paragraph (aa) of Schedule V, paragraph (bb) of
         Schedule VI, paragraph (j) of Schedule VII or paragraph (aa) of
         Schedule VIII.

                 Section 1.01 of the Credit Agreement is hereby further amended by amending the last sentence of the definition of "Event of Default" in such
Section 1.01 to read as follows:

                 Without limiting the foregoing and for purposes of further clarification, it is agreed that inasmuch as each of WHD, NWP, WPL, TGPL and TGT is a Subsidiary of TWC, any Event of Default that exists as to any of WHD, NWP, WPL, TGPL or TGT also exists as to TWC.

                 Section 1.01 of the Credit Agreement is hereby further amended by adding the following new definitions in the appropriate alphabetical order:

                 "Applicable WHD Debt to TNW Ratio" for any day means the WHD Debt to TNW Ratio as of the end of the calendar quarter which is the second calendar quarter prior to such day; provided that for any day prior to October 1, 1995, the Applicable WHD Debt to TNW Ratio shall be the WHD Debt to TNW Ratio as of March 31, 1995 as certified pursuant to
         Section 2.5 of the First Amendment Agreement dated as of June 15, 1995 among the Borrowers, the Agent and the Banks. For example, the Applicable WHD Debt to TNW Ratio for any day in the calendar quarter ending March 31 of a year will be the WHD Debt to TNW Ratio as of September 30 of the prior year.

                 "Permitted WHD Liens" means Liens specifically described on
         Schedule VIII.

                 "WHD" means Williams Holdings of Delaware, Inc., a Delaware corporation.

                 WHD Debt to TNW Ratio" means at any date the ratio of (i) the aggregate amount at such date of all Debt of WHD and its Subsidiaries on a Consolidated basis to (ii) the sum of the Consolidated Tangible Net Worth at such date of WHD plus the aggregate amount at such date of all Debt of WHD and its Subsidiaries on a Consolidated basis.

                 Section 1.2 Section 1.05. Section 1.05 of the Credit Agreement is hereby amended by adding the following two sentences at the end hereof:

                 WHD has delivered to each Bank a letter dated May 17, 1995 from Moody's to WHD setting forth an indicated rating of Baa2 for senior unsecured long-term debt of WHD. For all purposes (including, without limitation, the definition herein of "Unrated"), WHD will be deemed to have senior unsecured long-term debt rated Baa2 by Moody's (or, if the indicated rating of Baa2 set forth in such letter is changed by Moody's, rated by Moody's at such changed rating) until the earlier of (i) the first date WHD has any actual senior unsecured long-term debt rated by S&P or Moody's or (ii) the withdrawal or termination of such letter.

                 Section 1.3 Section 4.01(e). Section 4.01(e) of the Credit Agreement is hereby amended by adding, after paragraph (v) thereof, a new paragraph (vi) reading as follows:

                 (vi) The Consolidated balance sheet of WHD and its Subsidiaries as at March 31, 1995, duly certified by an authorized officer of WHD and an authorized officer of TWC, a copy of which has been furnished to each Bank, fairly presents (subject to year-end audit adjustments) the Consolidated financial condition of WHD and its Subsidiaries as at such date in accordance with generally accepted accounting principles consistently applied. The March 31, 1995 pro forma Consolidated balance sheet of WHD, a copy of which has been furnished to each Bank, reflects the transfer (which actually occurred on May 1, 1995) to WHD of Transco Energy Company ("TEC") and its Subsidiaries (excluding TGPL and TGT), as of March 31, 1995. To the knowledge of WHD, except as disclosed in TWC's or TEC's respective annual reports on Form 10-K for the year ended December 31, 1994 or in their respective quarterly reports on Form 10-Q for the quarter ended March 31, 1995, there are no liabilities or contingencies of WHD or any Subsidiary of WHD, material to WHD and its Subsidiaries, taken as a whole, that are not recorded in such balance sheets. Since March 31, 1995 (and assuming TEC and its Subsidiaries (excluding TGPL and
         TGT) were transferred to WHD as of March 31, 1995), there has been no material adverse change in the condition or operations of WHD and its Subsidiaries, taken as a whole. WHD and its Subsidiaries own, free and clear of all Liens prohibited by this Agreement, all of the assets on which the Projections are based. "Projections" means the projections for WHD and its Subsidiaries for 1995 and 1996 prepared by WHD that have been furnished to each Bank, a copy of which is attached as Exhibit C to the First Amendment Agreement dated as of June 15, 1995 among the Borrowers, the Agent and the Banks. The respective Consolidated statements of income of WEV, WFS and WPL and their respective Subsidiaries for the three months ended March 31, 1995, duly certified by an authorized financial officer of WHD and the chief financial officer of TWC, copies of which have been furnished to each Bank, fairly present (subject to year-end audit adjustments) the Consolidated results of operations of WEV, WFS and WPL, respectively, and their respective Subsidiaries for such three month period in accordance with generally accepted accounting principles consistently applied.

                 Section 1.4 Section 4.01(k). The first sentence of Section 4.01(k) of the Credit Agreement is hereby amended to read as follows:

                 As of the date of this Agreement, the United States federal income tax returns of each Borrower (other than WHD) and the Subsidiaries of each Borrower (other than Subsidiaries not in existence on December 31, 1989) have been examined through the fiscal year ended December 31, 1989.

                 Section 1.5 Section 5.01. Paragraphs (x) and (xi) of Section 5.01(b) of the Credit Agreement are hereby deleted and replaced with new paragraphs (x), (xi) and (xii) reading as follows:

                 (x) not more than 45 days (or 90 days in the case of any quarter that is the last fiscal quarter of a fiscal year of such Borrower) after the end of each calendar quarter, a certificate of an authorized financial officer of such Borrower (a) stating the respective ratings, if any, by each of S&P and Moody's of the senior unsecured long-term debt of such Borrower as of the last day of such quarter, (b) if such Borrower is WPL, stating (and showing the calculation of) the WPL Debt to TNW Ratio on the last day of such quarter, and (c) if such Borrower is WHD and WHD is Unrated, stating (and showing the calculation of) the WHD Debt to TNW Ratio on the last day of such quarter;

                 (xi) promptly after any withdrawal or termination of the letter referred to in the second to last sentence of Section 1.05 or any change in the indicated rating set forth therein or any change in, or issuance, withdrawal or termination of, the rating of any senior unsecured long-term debt of such Borrower by S&P or Moody's, notice thereof; and

                 (xii) promptly after each date on which WHD becomes Unrated, a certificate of an authorized financial officer of WHD stating (and showing the calculation of) the WHD Debt to TNW Ratio on the respective last days of each of the two immediately preceding calendar quarters.

                 Section 1.6 Section 5.02(a). Section 5.02(a) of the Credit Agreement is hereby amended to read as follows:

                 (a) Liens, Etc. Create, assume, incur or suffer to exist, or permit any of its Subsidiaries to create, assume, incur or suffer to exist, any Lien on or in respect of any of its property, whether now owned or hereafter acquired, or assign or otherwise convey, or permit any such Subsidiary to assign or otherwise convey, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, except that:

                          (i) TWC and its Non-Borrowing Subsidiaries which are
                 not Subsidiaries of any other Borrower may create, incur, assume or suffer to exist Permitted TWC Liens;

                          (ii) WHD and its Non-Borrowing Subsidiaries which are
                 not Subsidiaries of any other Borrower (other than TWC) may create, incur, assume or suffer to exist Permitted WHD Liens;

                          (iii) NWP and its Non-Borrowing Subsidiaries may
                 create, incur, assume or suffer to exist Permitted NWP Liens;

                          (iv) TGPL and its Non-Borrowing Subsidiaries may
                 create, incur, assume or suffer to exist Permitted TGPL Liens;

                          (v) TGT and its Non-Borrowing Subsidiaries may
                 create, incur, assume or suffer to exist Permitted TGT Liens;
                 and

                          (vi) WPL and its Non-Borrowing Subsidiaries may
                 create, incur, assume or suffer to exist Permitted WPL Liens.

         Section 1.7 Section 5.02(b). Section 5.02(b) of the Credit Agreement is hereby amended to read as follows:

                 (b)      Debt.  (i) In the case of TWC, permit the ratio of
         (A) the aggregate amount of all Debt of TWC and its Subsidiaries on a Consolidated basis to (B) the sum of the Consolidated Net Worth of TWC plus the aggregate amount of all Debt of TWC and its Subsidiaries on a Consolidated basis to exceed 0.65 to 1.0 at any time;

                 (ii) In the case of WHD, permit the ratio of (A) the aggregate amount of all Debt of WHD and its Subsidiaries on a Consolidated basis to (B) the sum of the Consolidated Net Worth of WHD plus the aggregate amount of all Debt of WHD and its Subsidiaries on a Consolidated basis to exceed 0.55 to 1.0 at any time; and

                 (iii) In the case of any Borrower (other than TWC and WHD), permit the ratio of (A) the aggregate amount of all Debt of such Borrower and its Subsidiaries on a Consolidated basis to (B) the sum of the Consolidated Net Worth of such Borrower plus the aggregate amount of all Debt of such Borrower and its Subsidiaries on a Consolidated basis to exceed 0.60 to 1.0 at any time.

                 Section 1.8 Section 5.02(f). Clauses (1) and (2) of Section 5.02(f) of the Credit Agreement are hereby amended to read as follows:

                 (1) WHD, WNG, WFS, WPL, TGPL, TGT or NWP or any of their respective material Subsidiaries or (2) any Subsidiary of TWC at the time it owns any shares of or any interest in any shares of the capital stock of WHD, WNG, WFS, WPL, TGPL, TGT or NWP or any of their respective material Subsidiaries;

                 Section 1.9 Section 5.02(j). Section 5.02(j) of the Credit Agreement is hereby amended by (1) deleting the word "and" immediately before clause (v) thereof and (2) adding a new clause (vi) immediately before the period at the end of such Section 5.02(j) reading as follows:

                 and (vi) paragraph (z) of Schedule VIII in the case of WHD and its Subsidiaries.

                 Section 1.10 Exhibit H and Schedules. Exhibit H of the Credit Agreement is hereby replaced with Exhibit H hereto. Schedule II to the Credit Agreement is hereby replaced with Schedule II hereto. Schedule VIII hereto is hereby added to the Credit Agreement as Schedule VIII.

         Section 2.       Miscellaneous.

                 Section 2.1. Amendments, Etc. No amendment or waiver of any provision of this Amendment, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless effected in accordance with
Section 8.01 of the Credit Agreement.

                 Section 2.2. Governing Law. This Amendment and the Credit Agreement as amended hereby shall be governed by, and construed in accordance with, the laws of the State of New York.

                 Section 2.3. Preservation. Except as specifically modified by the terms of this Amendment, all of the terms, provisions, covenants, warranties and agreements contained in the Credit Agreement (including, without limitation, exhibits thereto), any Note or any other document executed in connection therewith remain in full force and effect. Undefined capitalized terms used herein are used herein as defined in the Credit Agreement as amended hereby. Each reference in the Credit Agreement as amended hereby to "this Credit Agreement", "this Agreement", "herein", "hereof" or words of similar effect and each reference in any Note to the "Credit Agreement", "thereunder", "thereof" or words of similar effect shall mean and be a reference to the Credit Agreement as amended hereby.

                 Section 2.4. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 Section 2.5. Documents. Contemporaneously with the execution hereof, WHD is becoming a "Borrower" under the Credit Agreement as amended hereby and agrees to be bound by the terms thereof as a "Borrower". On the date hereof, (i) WHD will deliver to the Agent an A Note to the order of each respective Bank duly executed by WHD in substantially the form of Exhibit A-1 to the Credit Agreement, in the amount of such Bank's Commitment to WHD and dated June 15, 1995 ("New Notes"), and a certificate of an officer of WHD stating (and showing the calculation of) the WHD Debt to TNW Ratio as of March 31, 1995, and (ii) the Borrowers will cause to be delivered to the Agent opinions in the forms of Exhibits A and B hereto.

                 Section 2.6. Representations and Warranties. Each of the Borrowers hereby represents and warrants to the Agent and the Banks that (i) the execution, delivery and performance of this Amendment, and the performance of the Credit Agreement as amended hereby, by such Borrower are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no authorization, approval, consent, license or other action by, or notice to or filing with, any governmental authority or regulatory body, do not contravene (A) such Borrower's certificate of incorporation or by-laws, (B) any applicable rule, regulation, order, writ, injunction or decree, or (C) any law or any contractual restriction binding on or affecting such Borrower, and will not result in or require the creation or imposition of any Lien on or in respect of any property of such Borrower or of any Subsidiary of such Borrower, (ii) this Amendment has been duly executed and delivered by such Borrower, (iii) this Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and (iv) no event has occurred and is continuing which constitutes an Event of Default as to such Borrower or would constitute an Event of Default as to such Borrower but for the requirement that notice be given or time elapse or both. WHD hereby represents and warrants to the Agent and the Banks that (i) the execution, delivery and performance of the New Notes by WHD are within WHD's corporate powers, have been duly authorized by all necessary corporate action, require no authorization, approval, consent, license or other action by, or notice to or filing with, any governmental authority or regulatory body, do not contravene
(A) WHD's certificate of incorporation or by-laws, (B) any applicable rule, regulation, order, writ, injunction or decree, or (C) any law or any contractual restriction binding on or affecting WHD, and will not result in or require the creation or imposition of any Lien, (ii) the New Notes have been duly executed and delivered by WHD, (iii) the New Notes constitute legal, valid and binding obligations of WHD enforceable against WHD in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, solvency, reorganization, moratorium or similar law affecting creditors' rights generally, and (iv) the representations and warranties contained in Section 4.01 of the Credit Agreement as amended hereby pertaining to WHD and its Subsidiaries are correct on and as of the date hereof as though made on and as of the date hereof.

                 Section 2.7. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to agree to the various matters set forth herein. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Credit Agreement as amended hereby.

                 Section 2.8. Effectiveness. This Amendment shall become effective when it shall have been executed by the Borrowers, the Banks and the Agent in accordance with Section 8.01 of the Credit Agreement and when the Agent shall have received both the documents referred to in Section 2.5 and certificates from the Borrowers in form and substance satisfactory to the Agent.

                 Section 2.9. Default. Without limiting any other event which may constitute an Event of Default, in the event that any representation or warranty set forth herein shall be incorrect in any material respect when made, such event shall constitute an "Event of Default" under the Credit Agreement, as amended hereby.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  BORROWERS:

                                  THE WILLIAMS COMPANIES, INC.


                                  By:
                                      ----------------------------------------
                                               Authorized Officer


                                  WILLIAMS HOLDINGS OF
                                    DELAWARE, INC.


                                  By:
                                      ----------------------------------------
                                               Authorized Officer


                                  NORTHWEST PIPELINE CORPORATION


                                  By:
                                      ----------------------------------------
                                               Authorized Officer


                                  TRANSCONTINENTAL GAS PIPE LINE
                                    CORPORATION


                                  By:
                                      ----------------------------------------
                                               Authorized Officer

                                  TEXAS GAS TRANSMISSION
                                    CORPORATION


                                  By:
                                      ----------------------------------------
                                               Authorized Officer


                                  WILLIAMS PIPE LINE COMPANY


                                  By:
                                      ----------------------------------------
                                               Authorized Officer


                                  AGENT:

                                  CITIBANK, N.A., as Agent


                                  By:
                                      ----------------------------------------
                                               Authorized Officer


WHD COMMITMENTS:                  BANKS:
---------------

WHD Commitment:  $45,000,000      CITIBANK, N.A.


                                  By:
                                      ----------------------------------------
                                               Authorized Officer


WHD Commitment:  $37,500,000      BANK OF AMERICA NATIONAL
                                    TRUST AND SAVINGS ASSOCIATION


                                  By:
                                      ----------------------------------------
                                               Authorized Officer

WHD Commitment:  $37,500,000      CHEMICAL BANK


                                  By:
                                      ----------------------------------------
                                               Authorized Officer


WHD Commitment:  $37,500,000      CIBC INC.


                                  By:
                                      ----------------------------------------
                                               Authorized Officer


WHD Commitment:  $31,500,000      BARCLAYS BANK PLC


                                  By:
                                      ----------------------------------------
                                               Authorized Officer

WHD Commitment:  $31,500,000      THE FIRST NATIONAL BANK OF
                                    CHICAGO


                                  By:
                                      ----------------------------------------
                                               Authorized Officer


WHD Commitment:  $31,500,000      FIRST INTERSTATE BANK OF
                                    CALIFORNIA


                                  By:
                                      ----------------------------------------
                                               Authorized Officer


WHD Commitment:  $31,500,000      MORGAN GUARANTY TRUST
                                    COMPANY OF NEW YORK


                                  By:
                                      ----------------------------------------
                                               Authorized Officer

WHD Commitment:  $31,500,000      ROYAL BANK OF CANADA


                                  By:
                                      ----------------------------------------
                                               Authorized Officer

WHD Commitment:  $26,250,000      THE FIRST NATIONAL BANK OF
                                    BOSTON


                                  By:
                                      ----------------------------------------
                                               Authorized Officer


WHD Commitment:  $26,250,000      THE BANK OF NEW YORK


                                  By:
                                      ----------------------------------------
                                               Authorized Officer


WHD Commitment:  $26,250,000      THE BANK OF NOVA SCOTIA


                                  By:
                                      ----------------------------------------
                                               Authorized Officer


WHD Commitment:  $26,250,000      THE CHASE MANHATTAN BANK, N.A.


                                  By:
                                      ----------------------------------------
                                               Authorized Officer


WHD Commitment:  $26,250,000      CREDIT LYONNAIS CAYMAN ISLAND
                                    BRANCH


                                  By:
                                      ----------------------------------------
                                               Authorized Officer

WHD Commitment:  $26,250,000      THE FUJI BANK, LIMITED


                                  By:
                                      ----------------------------------------
                                               Authorized Officer


WHD Commitment:  $26,250,000      MELLON BANK, N.A.


                                  By:
                                      ----------------------------------------
                                               Authorized Officer


WHD Commitment:  $26,250,000      SOCIETE GENERALE, SOUTHWEST
                                    AGENCY


                                  By:
                                      ----------------------------------------
                                               Authorized Officer


WHD Commitment:  $26,250,000      BANK OF SCOTLAND


                                  By:
                                      ----------------------------------------
                                               Authorized Officer


WHD Commitment:  $26,250,000      BANK OF MONTREAL


                                  By:
                                      ----------------------------------------
                                               Authorized Officer


WHD Commitment:  $7,500,000       BANK OF OKLAHOMA, N.A.


                                  By:
                                      ----------------------------------------
                                               Authorized Officer

WHD Commitment:  $7,500,000       COMMERCE BANK, N.A.


                                  By:
                                      ----------------------------------------
                                               Authorized Officer


WHD Commitment:  $7,500,000       BANK IV OKLAHOMA, N.A.


                                  By:
                                      ----------------------------------------
                                               Authorized Officer



-----------------------------
$600,000,000                      Total of the WHD Commitments

                                  SCHEDULE II

                              BORROWER INFORMATION

Name of Borrower                               Information for Notices
----------------                               -----------------------
The Williams Companies, Inc.                   The Williams Companies, Inc.
                                               One Williams Center
                                               Tulsa, Oklahoma 74172
                                               Attention:    Patti J. Kastl
                                               Telecopier:   (918) 588-4755
                                               Telex:        910-845-2325
                                               Answerback:   WILLIAMS-TUL

Williams Holdings of Delaware, Inc.            Williams Holdings of Delaware, Inc.
                                               One Williams Center
                                               Tulsa, Oklahoma 74172
                                               Attention:    Patti J. Kastl
                                               Telecopier:   (918) 588-4755
                                               Telex:        910-845-2325
                                               Answerback    WILLIAMS-TUL

Northwest Pipeline Corporation                 Northwest Pipeline Corporation
                                               295 Chipeta Way
                                               Salt Lake City, Utah 84158
                                               Attention:    Tim J. Hausler
                                               Telecopier:   (801) 584-6726

Transcontinental Gas Pipe Line Corporation     Transcontinental Gas Pipe Line Corporation
                                               2800 Post Oak Boulevard
                                               Houston, Texas  77056
                                               Attention:    Nick Bacile
                                               Telecopier:   (713) 439-2440
                                               Telex:        792013
                                               Answerback:   TRANSCO HOU A

Texas Gas Transmission Corporation             Texas Gas Transmission Corporation
                                               3800 Frederica St.
                                               Owensboro, Kentucky 42302
                                               Attention:    Jack Ralph
                                               Telecopier:   (502) 683-5657

Williams Pipe Line Company                     Williams Pipe Line Company
                                               One Williams Center
                                               Tulsa, Oklahoma 74172
                                               Attention:    Paul W. Nelson
                                               Telecopier:   (918) 588-3371
                                               Telex:        910-845-2325
                                               Answerback:   WILLIAMS-TUL

                                 SCHEDULE VIII

                              PERMITTED WHD LIENS


         (a) Any purchase money Lien created by WHD or any of its Subsidiaries to secure all or part of the purchase price of any property (or to secure a loan made to enable WHD or any of its Subsidiaries to acquire the property secured by such Lien), provided that the principal amount of the Debt secured by any such Lien, together with all other Debt secured by a Lien on such property, shall not exceed the purchase price of the property acquired.

         (b) Any Lien existing on any property at the time of the acquisition thereof by WHD or any of its Subsidiaries, whether or not assumed by WHD or any of its Subsidiaries, and any Lien on any property acquired or constructed by WHD or any of its Subsidiaries and created not later than 12 months after (i) such acquisition or completion of such construction or (ii) commencement of full operation of such property, whichever is later; provided, however, that if assumed or created by WHD or any of its Subsidiaries, the principal amount of the Debt secured by such Lien, together with all other Debt secured by a Lien on such property, shall not exceed the purchase price of the property acquired and/or the cost of the property constructed.

         (c) Any Lien created or assumed by WHD or any of its Subsidiaries on any contract for the sale of any product or service or any rights thereunder or any proceeds therefrom, including accounts and other receivables, related to the operation or use of any property acquired or constructed by WHD or any of its Subsidiaries and created not later than 12 months after (i) such acquisition or completion of such construction or (ii) commencement of full operation of such property, whichever is later; provided, however, that the principal amount of the Debt secured by such mortgage together with all other Debt secured by any such contract, rights or property, shall not exceed the purchase price of the property acquired and/or the cost of the property constructed.

         (d) Any Lien existing on any property of a Subsidiary of WHD at the time it becomes a Subsidiary of WHD.

         (e) Any refunding or extension of maturity, in whole or in part, of any Lien created or assumed in accordance with the provisions of paragraph
(a), (b), (c) or (d) above or (j) below, provided that the principal amount of the Debt secured by such refunding Lien or extended Lien shall not exceed the principal amount of the Debt secured by the Lien to be refunded or extended outstanding at the time of such refunding or extension and that such refunding Lien or extended Lien shall be limited to the same property that secured the Lien so refunded or extended.

         (f) Mechanics' or materialmen's liens arising in the ordinary course of business which are not more than 90 days past due or are being contested in good faith by appropriate proceedings or any Lien arising by reason of pledges or deposits to secure payment of workmen's compensation or other insurance, good faith deposits in connection with tenders or leases of real estate, bids or contracts (other than contracts for the payment of money), in each case to secure obligations of TWC or any of its Subsidiaries.

         (g) Deposits to secure public or statutory obligations, deposits to secure or in lieu of surety, stay or appeal bonds and deposits as security for the payment of taxes or assessments or other similar charges, in each case to secure obligations of TWC or any of its Subsidiaries; provided, however, that the aggregate amount of obligations secured by Liens permitted by this paragraph (g) shall not exceed 10% of Consolidated Tangible Net Worth of TWC.

         (h) Any Lien arising by reason of deposits with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation for any purpose at any time as required by law or governmental regulation (i) as a condition to the transaction by TWC or any of its Subsidiaries of any business or the exercise by TWC or any of its Subsidiaries of any privilege or license, (ii) to enable TWC or any of its Subsidiaries to maintain self-insurance or to participate in any fund for liability on any insurance risks or (iii) in connection with workmen's compensation, unemployment insurance, old age pensions or other social security with respect to TWC or any of its Subsidiaries or to enable TWC or any of its Subsidiaries to share in the privileges or benefits required for companies participating in such arrangements.

         (i) Any Lien which is payable, both with respect to principal and interest, solely out of the proceeds of oil, gas, coal or other minerals or timber to be produced from the property subject thereto and to be sold or delivered by WHD or any of its Subsidiaries, including any interest of the character commonly referred to as a "production payment".

         (j) Any Lien created or assumed by a Subsidiary of WHD on oil, gas, coal or other mineral or timber property, owned or leased by such Subsidiary to secure loans to such Subsidiary for the purposes of developing such properties, including any interest of the character commonly referred to as a "production payment"; provided, however, that neither WHD nor any other Subsidiary of WHD shall assume or guarantee such loans or otherwise be liable in respect thereto.

         (k) Liens incurred in the ordinary course of business upon rights-of-way.

         (l) Undetermined mortgages and charges incidental to construction or maintenance arising in the ordinary course of business which are not more than 90 days past due or are being contested in good faith by appropriate proceedings.

         (m) The right reserved to, or vested in, any municipality or governmental or other public authority or railroad by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to terminate or to require annual or other periodic payments as a condition to the continuance of such right, power, franchise, grant, license or permit.

         (n) The Lien of taxes and assessments which are not at the time delinquent.

         (o) The Lien of specified taxes and assessments which are delinquent but the validity of which is being contested in good faith by WHD or any of its Subsidiaries by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles, if required by such principles, have been provided on the books of WHD or the relevant Subsidiary of WHD, as the case may be.

         (p) The Lien reserved in leases entered into in the ordinary course of business for rent and for compliance with the terms of the lease in the case of real property leasehold estates.

         (q) Defects and irregularities in the titles to any property (including rights-of-way and easements) which are not material to the business, assets, operations or financial condition of WHD and its Subsidiaries considered as a whole.

         (r) Any Liens securing Debt neither assumed nor guaranteed by WHD or any of its Subsidiaries nor on which any of them customarily pays interest, existing upon real estate or rights in or relating to real estate (including rights-of-way and easements) acquired by WHD or any of its Subsidiaries for pipeline, metering station or right-of-way purposes, which Liens were not created in anticipation of such acquisition and do not materially impair the use of such property for the purposes for which it is held by WHD or such Subsidiary.

         (s) Easements, exceptions or reservations in any property of WHD or any of its Subsidiaries granted or reserved in the ordinary course of business for the purpose of pipelines, roads, telecommunication equipment and cable, streets, alleys, highways, railroads, the removal of oil, gas, coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, facilities and equipment, which do not materially impair the use of such property for the purposes for which it is held by WHD or such Subsidiary.

         (t) Rights reserved to or vested in any municipality or public authority to control or regulate any property of WHD or any of its Subsidiaries, or to use such property in any manner which does not materially impair the use of such property for the purposes for which it is held by WHD or such Subsidiary.

         (u) Any obligations or duties, affecting the property of WHD or any of its Subsidiaries, to any municipality or public authority with respect to any franchise, grant, license or permit.

         (v) (i) The Liens of any judgments in an aggregate amount for WHD and all of its Subsidiaries not in excess of $5,000,000, execution of which has not been stayed and (ii) the Liens of any judgments in an aggregate amount for WHD and all of its Subsidiaries not in excess of $25,000,000, the execution of which has been stayed and which have been appealed and secured, if necessary and permitted hereby, by the filing of an appeal bond.

         (w)     Zoning laws and ordinances.

         (x) Any Lien existing on any office equipment, data processing equipment (including computer and computer peripheral equipment), motor vehicles, aircraft, marine vessels or similar transportation equipment.

         (y) Any Lien consisting of interests in receivables in connection with agreements for sales of receivables of any kind by WHD or any of its Subsidiaries for cash.

         (z)     Any Lien not permitted by paragraphs (a) through (y) above or
(aa) below securing Debt of WHD and its Subsidiaries or securing any Debt of WHD and its Subsidiaries which constitutes a refunding or extension of any such Debt if at the time of, and after giving effect to, the creation or assumption of any such Lien, the sum of the aggregate of all Debt of WHD and its Subsidiaries secured by all such Liens not so permitted by paragraphs (a) through (y) above or (aa) below plus the amount of Attributable Obligations of WHD and its Subsidiaries in respect of Sale and Lease-Back Transactions permitted by Section 5.02(j) does not exceed 5% of the sum of (i) Consolidated Tangible Net Worth of WHD plus (ii) Debt of WHD and its Subsidiaries on a Consolidated basis.

         (aa) Any Lien resulting from any sale and lease-back of cushion gas by WHD or any of its Subsidiaries.